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                                                                      EXHIBIT 21

                            TITAN INTERNATIONAL, INC.
                                  SUBSIDIARIES

                                                                       JURISDICITON OF
                  NAME                                                 INCORPORATION
                  ----                                                 -------------
                  Dyneer Corporation                                   Delaware

                  Titan Italia, S.p.A.                                 Italy

                  Titan Steel Wheels, Limited                          United Kingdom

                  Titan Tire Corporation                               Illinois

                  Titan Tire Corporation of Tennessee                  Delaware

                  Titan Tire Corporation of Texas                      Texas

                  Titan Wheel Corporation of Illinois                  Illinois

                  Titan Wheel Corporation of Iowa                      Iowa

                  Titan Wheel Corporation of South Carolina            South Carolina

                  Titan Wheel Corporation of Wisconsin                 Wisconsin


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